                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               September 21, 2007
                Date of Report (Date of earliest event reported)

                            NOVASTAR FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

           Maryland                      001-13533               74-2830661
-------------------------------     -------------------     -------------------
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)

               8140 Ward Parkway, Suite 300, Kansas City, MO 64114
               ---------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (816) 237-7000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Wachovia Master Repurchase Agreement (2007 Servicing Rights)

As previously disclosed, in April 2007 NovaStar Financial, Inc. ("NFI"), as
guarantor, and certain of its subsidiaries (collectively, with NFI, "NovaStar")
entered into a Master Repurchase Agreement (2007 Servicing Rights) (the
"Servicing Rights Facility") with Wachovia Bank, N.A. and certain of its affiliates (collectively, "Wachovia"), providing for a $70 million maximum advance amount. In order to address certain short-term liquidity requirements, on September 21, 2007, the maximum advance amount under the Servicing Rights
Facility was temporarily increased to $100 million, and Wachovia advanced to
NovaStar thereunder, on a short-term basis, funds against the pledge of
NovaStar's right to reimbursement for certain principal and interest advances made by NovaStar to certain securitization trusts in NovaStar's capacity as servicer of the securitized mortgage loans, at an advance rate of 100%, as well as funds against the pledge of certain mortgage servicing rights, at the originally specified advance rate of 60%. The September 21st advance must be repaid in full no later than October 18, 2007. The increase in the maximum advance amount under the Servicing Rights Facility will expire on October 30,
2007, at which time the maximum advance amount under the Servicing Rights
Facility will revert to $70 million. The combined $100 million maximum advance amount under the Servicing Rights Facility and a Master Repurchase Agreement
(2007 Residual Securities), also between certain NovaStar entities and Wachovia, is not affected by the temporary increase under the Servicing Rights Facility or by the expiration of such increase.

In addition to the financing agreements described above, Wachovia provides to
NovaStar certain additional previously disclosed financing facilities and routinely engages in other ordinary course financial transactions with NovaStar, including but not limited to acting as an underwriter for certain securitizations sponsored by NovaStar.

DBSP Receivables Loan and Security Agreement

On September 21, 2007, the Receivables Loan and Security Agreement dated October
28, 2005 (the "Servicing Advance Facility") between NovaStar Mortgage, Inc.
("NovaStar Mortgage"), as borrower, DB Structured Products, Inc. ("DBSP"), as lender, and NFI, as guarantor, was amended, the related guaranty by NFI was amended, and NFI Holding Corporation was added as a guarantor, each as described below. The foregoing were undertaken by NovaStar Mortgage, NFI and NFI Holding
Corporation (collectively, the "NovaStar Parties") in order to pledge additional collateral to DBSP to support existing borrowings under the Servicing Advance
Facility.

The Servicing Advance Facility provides for the financing of certain mortgage servicing advances by NovaStar Mortgage, and is secured by NovaStar Mortgage's right to reimbursement of such advances from the applicable securitization trust and, effective September 21, 2007, NovaStar Mortgage's interest in certain mortgage-backed securities. The Servicing Advance Facility is guaranteed by
NovaStar Financial, Inc., which on September 21, 2007 pledged certain mortgage-backed securities to secure such guaranty. Effective September 21,
2007, the Servicing Advance Facility is also guaranteed by NFI Holding
Corporation, which has pledged

its equity interests in NovaStar Real Estate Holdings, Inc. and NovaStar CDO
Holdings, Inc. to secure such guaranty.

The maximum amount that may be outstanding at any time under the Servicing
Advance Facility is $80 million. The Servicing Advance Facility provides for an advance rate of 85% to 90% of the amount of the servicing advance receivables pledged under the Servicing Advance Facility, with the specific advance rate dependent upon the type of servicing advance by NovaStar to which the pledged receivable relates. Interest on funds drawn under the Servicing Advance
Facility, and principal prepayments to the extent necessary to remedy a borrowing base deficiency, are made to DBSP on a periodic basis from amounts otherwise available to NovaStar Mortgage as reimbursement of the related servicing advances. Principal amounts may be prepaid by NovaStar Mortgage at any time.

The termination date upon which all outstanding principal and other obligations under the Servicing Advance Facility become due and payable was originally
October 6, 2006, but was extended by prior amendment to October 8, 2007.

The Servicing Advance Facility requires that the adjusted tangible net worth of
NFI be no less than $200 million, that NFI maintain an indebtedness to adjusted tangible net worth ratio of no more than 10:1, and that NFI maintain unrestricted cash in an amount equal to at least $15 million, each determined on a consolidated basis. In addition, the Servicing Advance Facility prohibits any
NovaStar Party from paying dividends on any capital stock during the existence of an event of termination under the Servicing Advance Facility. The Servicing
Advance Facility contains other customary affirmative and negative covenants, including but not limited to covenants prohibiting material changes in the character of the business of the NovaStar Parties, the merger or consolidation of any NovaStar Party with a third party, and transactions between a NovaStar
Party and any of its affiliates that are not on arms-length terms.

Events of termination under the Servicing Advance Facility include an event of default or event of termination under any pooling and servicing agreement under which the pledged servicing advance receivables arise, and any action by
NovaStar Mortgage under any such pooling and servicing agreement with respect to servicing advance receivables that would have a material adverse effect on
NovaStar Mortgage, the rights of DBSP, or the collectibility of the servicing advance receivables.

The Servicing Advance Facility provides for certain additional events of termination, including but not limited to the failure by a NovaStar Party to make any payment due or to comply with any other material covenant (including financial covenants) or agreement under the Servicing Advance Facility or under any related agreement, representations or warranties made by any NovaStar Party under the Servicing Advance Facility or any related agreement proving to be materially incorrect, certain cross defaults involving other contracts to which any NovaStar Party is a party, an act of insolvency occurring with respect to any NovaStar Party, and the existence of a borrowing base deficiency that is not remedied within a specified cure period.

If an event of termination exists under the Servicing Advance Facility, DBSP has the right, in addition to other rights and remedies, to accelerate all obligations of the NovaStar Parties under

the Servicing Advance Facility and the related guaranties, and the exclusive right to withdraw from the applicable securitization collection accounts all amounts constituting reimbursement of servicing advances pledged under the
Servicing Advance Facility. In addition, the NovaStar Parties would be liable to
DBSP for all losses, damages, liabilities, costs and expenses arising or resulting from the occurrence of the event of termination.

The Servicing Advance Facility, including all related amendments and guaranties, will, to the extent required by federal securities laws and regulations, be filed as exhibits to the next applicable periodic report of NFI.

In addition to the Servicing Advance Facility, DBSP and its affiliates routinely engage in other ordinary course financial transactions with NovaStar, including but not limited to acting as an underwriter for certain securitizations sponsored by NovaStar.

Item 2.03 Creation of a Direct Financial Obligation or an obligation under an
Off-Balance Sheet Arrangement of a Registrant

The disclosure under "Item 1.01 Entry into a Material Definitive Agreement" of this Current Report with respect to NovaStar's Servicing Rights Facility and
Servicing Advance Facility is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

The disclosure under "Item 1.01 Entry into a Material Definitive Agreement" of this Current Report with respect to NovaStar's Servicing Advance Facility is incorporated herein by reference.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NOVASTAR FINANCIAL, INC.

DATE:  September 27, 2007                 /s/ GREGORY S. METZ
                                       -----------------------------------------
                                          Gregory S. Metz
                                          Chief Financial Officer